EXHIBIT NO. 99.9(b)

                              LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 18 to the Registration Statement (File Nos. 33-34502 and 811-6102) (the "Registration Statement") of MFS Series Trust VI (the "Trust"), of my opinion, dated February 25, 1998 appearing in Post-Effective Amendment No. 12 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on February 27, 1998.

                                       JAMES R. BORDEWICK, JR.
                                       -----------------------------------------
                                       James R. Bordewick, Jr.
                                       Assistant Clerk and Assistant Secretary

Boston, Massachusetts
December 23, 2002